AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of May 29, 2015, by and between The New Home Company Inc., a Delaware corporation (the “Company”) and Wayne Stelmar (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 30, 2014 (the “Employment Agreement”) which sets forth the terms and conditions of Executive’s employment by the Company; and

WHEREAS, in connection with Executive’s change in position with the Company, the Company and Executive desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as June 26, 2015:

1.    Each of the first two sentences of Section 2(a) of the Employment Agreement is hereby amended by deleting each reference to the phrase “Chief Financial Officer” and replacing such reference with the phrase “Chief Investment Officer”.

2.    Section 2(a) of the Employment Agreement is hereby amended by adding the following language to the end of such Section:

“Notwithstanding anything to the contrary contained herein, Executive acknowledges and agrees that none of (i) Executive’s appointment and/or service as Chief Investment Officer, (ii) any action by the Company causing Executive to cease to serve as Chief Financial Officer, or (iii) any action taken by the Company in connection with any of the foregoing (including the appointment of a new Chief Financial Officer of the Company) shall constitute a breach of this Agreement, or constitute Good Reason or a termination of Executive’s employment without Cause for purposes of this Agreement or any other agreement between Executive and the Company or its subsidiaries or affiliates, and Executive hereby consents to such actions.”

3.    This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

4.     Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:	/s/ H. Lawrence Webb
Name: H. Lawrence Webb
Title: Chief Executive Officer

"EXECUTIVE"

/s/ Wayne Stelmar
Wayne Stelmar